Exhibit 10.18

CLASS B SHARES TRANSFER AGREEMENT

AND PROMISSORY NOTE

THIS CLASS B SHARES SERIES MEMBERSHIP INTEREST TRANSFER AGREEMENT AND PROMISSORY NOTE (this “Agreement”) is made and entered into on May 7th 2023 by and among Belay Associates, LLC (the “Transferor”), Everest Consolidator Master Fund I, LLC (the “Transferee”), Everest Consolidator Sponsor, LLC (the “Company”) and Belay Associates, LLC, in its capacity as Managing Member of the Company.

RECITALS:

A.     The Transferor desires to transfer 375,000 Class B Shares in the Company to the Transferee (the “Transferred Interest”) in exchange for providing a working capital loan in an amount of up to $1,500,000. The working capital loan (“Promissory Note”) will be repaid at the time Everest Consolidator Acquisition Corporation completes its business combination.

B.     The Promissory Note will be repaid at a rate of 6% on the total amount drawn down up to a maximum of $1,500,000. For example, if $1,000,000 is drawn down for working capital, the amount repaid at the time of a business combination will be $1,060,000 regardless of the amount of time the working capital loan was outstanding, provided it is repaid by the earlier of December 31, 2023, or a business combination.

C.     The Transferee desires to obtain the Transferred Interest in exchange for providing a working capital loan, upon the terms set forth in this agreement and in accordance with the LLC Agreement.

D.     The Company and Belay Associates, LLC, as Managing Member of the Company, desire to consent to the transfer of the Transferred Interest contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     The Transferor represents and warrants that it owns the Transferred Interest, free and clear of all pledges, security interests, liens, charges, options, or encumbrances affecting its ability to vote such Transferred Interest or to transfer such Transferred Interest to the Transferee other than as set forth in the LLC Agreement. At the Effective Time (as defined below), the Transferee will acquire for good and valuable consideration good title to the Transferred Interest, free and clear of all pledges, security interests, liens, charges, options, or encumbrances of whatever nature.

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2.     The Transferee represents and warrants to the Company and the Transferor as follows:

(a)	The execution and delivery by such Transferee of this Agreement, the LLC Agreement, and any other documents to be executed and delivered by such Transferee in connection herewith and the consummation by such Transferee of the transactions contemplated hereby and thereby will not conflict with or violate (i) any agreements or organizational documents to which such Transferee is subject, or (ii) any laws applicable to such Transferee.

(b)	Transferee understands that the Transferred Interest has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Transferee’s investment intent. Transferee understands that the Transferred Interest is a “restricted security” under applicable U.S. federal and state securities laws.

(c)	Transferee will resell the Transferred Interest only (a) pursuant to an effective registration statement under the Act, or (b) pursuant to an available exemption from registration under the Act. Transferee is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

3.     At the Effective Time, the Transferor will deliver to the Transferee any other documents that are necessary or desirable (as determined in the good faith discretion of the Company) to transfer to the Transferee good title to the Transferred Interest and any and all other documents, instruments and writings required to be delivered by such Transferor pursuant to the LLC Agreement at or prior to the Effective Time or otherwise required in connection herewith.

4.     Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

5.     Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transfer of the Transferred Interest.

6.     All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by the Transferee, and the Transferee will, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes.

7.     This Agreement may be amended, modified, or supplemented only by written agreement of the parties.

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8.     Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

10.     This Agreement shall be governed by and construed in accordance with the laws of Delaware.

11.     This Agreement may be executed in two or more counterparts, including facsimiles each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.     This Agreement, including the documents, schedules, certificates and instruments referred to herein embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

(signature page follows)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

TRANSFEROR:

BELAY ASSOCIATES, LLC

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Managing Member

TRANSFEREE:

EVEREST CONSOLIDATOR MASTER
FUND I

By:
Name:
Title:

ACCEPTED AND AGREED:

EVEREST CONSOLIDATOR SPONSOR, LLC

By: Belay Associates, LLC, its Managing Member

By:	/s/ Adam Dooley
Name:	Adam Dooley
Title:	Managing Member

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